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                                                                     Exhibit 8.2


                                 July ___, 2005

BOARD OF DIRECTORS
NUANCE COMMUNICATIONS, INC.
1380 WILLOW ROAD
MENLO PARK, CA 94025

     Re: Exhibit Tax Opinion to the S-4 Registration Statement Filed in Connection with the Merger Transaction Involving ScanSoft, Inc., Nova Acquisition Corporation, Nova Acquisition, LLC and Nuance Communications, Inc.

Ladies and Gentlemen:

         We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the merger collectively referred to as the "INTEGRATED MERGER") involving Nuance Communications, Inc., a Delaware corporation (the "COMPANY"), Nova Acquisition Corporation, a Delaware corporation ("SUB I") and a wholly-owned subsidiary of ScanSoft, Inc., a Delaware corporation ("PARENT"), and Nova Acquisition, LLC ("SUB II"), a wholly owned Delaware limited liability company of ScanSoft, Inc. The Integrated Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on or about ___ ___, 2005 (as may be further amended or supplemented, the "S-4 REGISTRATION STATEMENT"). Our opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Integrated Merger.

         The Integrated Merger is structured as a statutory merger of Sub I with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent (the "FIRST STEP MERGER"). Immediately after the First Step Merger, the Company will then merge with and into Sub II in a statutory merger (the "SECOND STEP MERGER"). The Integrated Merger will be accomplished pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Merger by and among Saturn, Inc., Nova Acquisition Corporation, Nova Acquisition, LLC and Nuance Communications, Inc., dated as of May 9, 2005, and exhibits thereto (collectively, the "AGREEMENT").

         Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").
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         We have acted as legal counsel to the Company in connection with the
Integrated Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

        1. The Form S-4 Registration Statement dated ___ ___, 2005 filed with the Securities and Exchange Commission, and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 REGISTRATION STATEMENT");

        2.      The Agreement;

        3. A representation letter of ScanSoft, Inc., Nova Acquisition Corporation and Nova Acquisition, LLC, dated ___ ___, 2005, signed by an authorized officer of each of ScanSoft, Inc., Nova Acquisition Corporation and Nova Acquisition, LLC, and delivered to us from ScanSoft, Inc.; and

        4. A representation letter of Nuance Communications, Inc., dated ___ ___, 2005, signed by an authorized officer of Nuance Communications, Inc., and delivered to us from Nuance Communications, Inc.

         In connection with rendering this opinion, we have obtained representations and are relying thereon (without any independent investigation or review thereof) that:

        (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Second Step Merger Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

        (2) Any representation or statement referred to above made "to the knowledge of" or "to the belief of" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Time and thereafter where relevant;

        (3) The Integrated Merger will be consummated pursuant to the Agreement, and will be effective under the laws of the state of Delaware;

        (4) No Company stockholder has guaranteed or will guarantee any Company indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times prior to and including the Second Step Merger Effective Time, (i) no outstanding indebtedness of the Company, Parent, Sub I or Sub II has or will represent equity for tax purposes; (ii) no outstanding equity of the


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                Company, Parent, Sub I or Sub II has represented or will
                represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Company capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code.

         In addition to the above, our opinion is being furnished to Parent with the understanding that Wilson Sonsini Goodrich & Rosati, Professional Corporation will deliver a similar opinion to the Company and that such opinion will not be withdrawn prior to the Second Step Merger Effective Time.

         Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, and if the Integrated Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof):

        (a) Our opinion is that the Integrated Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code; and

        (b) Subject to the limitations and qualifications set forth in the S-4 Registration Statement, the material federal tax consequences to the Merger are as described in the S-4 Registration Statement under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

         Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

         Our opinion concerning certain of the U.S. federal tax consequences of the Integrated Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Integrated Merger, including any transaction undertaken in connection with the Integrated Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Integrated Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Integrated Merger, of any of the U.S. federal income tax attributes of the Company, Parent, Sub I or Sub II; (ii) any transaction in which Company Common Stock is acquired or Parent Common Stock is disposed other than pursuant to the Integrated Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of Company Common Stock; (iv) the effects of the Integrated Merger and Parent's assumption of outstanding options to acquire Company stock on the holders of such options under any


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Company employee stock option or stock purchase plan, respectively; (v) the effects of the Integrated Merger on any Company stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Integrated Merger on any payment which is or may be subject to the provisions of
Section 280G of the Code; (vii) the application of the alternative minimum tax provisions contained in the Code; (viii) the effects of the Integrated Merger on any Company stock acquired or held as part of a "straddle," "conversion transaction," "hedging transaction," or other risk reduction transaction; and
(ix) any special tax consequences applicable to investors subject to special treatment under the federal income tax laws (for example, insurance companies, securities dealers, financial institutions, tax-exempt organizations, taxpayers subject to the alternative minimum tax, and non-United States persons).

         No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Integrated Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

         This opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement where it appears. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement and the references to such opinion and Fenwick & West LLP therein is not intended to create liability under applicable state law to any person other than the Company, our client.

                                    Very truly yours,



                                    FENWICK & WEST LLP

                                    A LIMITED LIABILITY PARTNERSHIP INCLUDING
                                    PROFESSIONAL CORPORATIONS


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